UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street		1750 Tysons Boulevard
Chicago, IL 60616		Suite 1300
(312) 567-4000		McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material, Definitive Agreement
On May 15, 2006, Alion Science and Technology Corporation (the “Company”), Credit Suisse (formerly known as Credit Suisse First Boston, “CS”) and Credit Suisse Securities (USA) LLC entered into a commitment letter agreement effective as of May 15, 2006 (the “Commitment Letter”). Subject to certain conditions in the Commitment Letter, CS agreed to provide the Company with: (a) an incremental term loan in the aggregate principal amount of $50,000,000 (the “Incremental Term Loan Facility”), in accordance with the Company’s existing Term B Senior Credit Facility arranged by CS, and (b) senior unsecured increasing rate loans in an aggregate amount in excess of $100,000,000 under a new senior unsecured credit facility to be arranged and syndicated by CS (the “Bridge Loan Facility”).
CS also agreed to use commercially reasonable efforts to arrange certain amendments to the Company’s existing Term B Senior Credit Facility. In the event that CS is unable to arrange the proposed amendments, the Company’s existing Term B Senior Credit Facility would be terminated, and, in that event, CS has agreed to provide the Company (a) new senior secured replacement credit facilities (the “Replacement Bank Facilities”) under which the Company would obtain senior term loans, part of which the Company would use to repay all of its obligations under the existing credit facility, and (b) the Bridge Loan Facility all subject to certain conditions in the Commitment Letter.
Pursuant to the Commitment Letter, CS Securities will act as sole bookrunner and sole lead arranger in respect of the Incremental Term Loan Facility, the Replacement Bank Facilities and the Bridge Loan Facility (collectively, or any combination of the foregoing, as the case may be, the “Facilities”), and CS will act as sole administrative agent and sole collateral agent in respect of the Facilities.
The Company intends to use the proceeds it obtains under the Incremental Term Loan Facility (or the net proceeds it receives under the Replacement Bank Facilities, as the case may be) and the proceeds it obtain under the Bridge Loan Facilities to finance acquisitions permitted by the Company’s existing Term B Senior Credit Facility (or the Replacement Bank Facilities, as the case may be), to pay related fees and expenses, and for other general corporate purposes. In the event that the initial borrowing under any of the Incremental Term Loan Facility, the Replacement Bank Facilities or the Bridge Loan Facility does not occur by July 15, 2006, CS’s commitments under the Commitment Letter will terminate.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ James C. Fontana
Name:	James C. Fontana
Title:	General Counsel

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